Exhibit 10.3
TRW AUTOMOTIVE INC.
EXECUTIVE OFFICER
RETENTION AWARD AGREEMENT
     This Retention Award Agreement (this “Agreement”), is entered into and made effective as of February 26, 2009 (the “Effective Date”), by and between TRW Automotive Inc., a Delaware corporation (the “Company”), and _________ (the “Executive”). This Award is granted by the Compensation Committee of the Company’s Board of Directors (the “Committee”).
     Section 1. Definitions.
          (a) “Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor statute thereto.
          (b) “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person or any other Person designated by the Committee in which any Person has an interest.
          (c) “Award” shall mean the retention award granted pursuant to this Agreement.
          (d) “Cause” shall have the meaning given to such term in the Closing Date Employment Agreement or, if not defined therein or if there is no such agreement, “Cause” means (i) such Executive’s continued failure substantially to perform such Executive’s duties (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 10 days following written notice by the Company or any of its Subsidiaries or Affiliates to the Executive of such failure, (ii) dishonesty in the performance of the Executive’s duties, (iii) such Executive’s conviction of, or plea of nolo contendere to, a crime constituting (A) a felony under the laws of the United States or any state thereof or (B) a misdemeanor involving moral turpitude, (iv) such Executive’s willful malfeasance or willful misconduct in connection with such Executive’s duties or any act or omission which is injurious to the financial condition or business reputation of the Company or any of its Subsidiaries or Affiliates or (v) such Executive’s breach of any non-competition, non-solicitation or confidentiality provisions to which the Executive is subject.
          (e) “Change in Control” shall mean (A) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of Holdings or the Company to any “person” or “group” (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of the Act) other than Automotive Investors L.L.C. (“AI”) or any of its Affiliates, (B) any person or group, other than AI or any of its Affiliates, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Act), directly or indirectly, of more than 50% of the total voting power of the voting stock of Holdings or the Company , including by way of merger, consolidation or otherwise and AI or any of its Affiliates cease to control the Board of Directors of Holdings (the “Holdings Board”) or the Board of Directors of the Company, (C) any “person” or “group” (as defined above) other than AI or its Affiliates acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition of such person or group) ownership of stock of Holdings or the Company possessing 30 percent or more of the total voting power of the stock of Holdings or the Company , as applicable, or (D) a majority of the members of the Holdings Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Holdings Board, as it was constituted at the beginning of such 12-month period.
          (f) “Closing Date” shall mean February 28, 2003.
          (g) “Closing Date Employment Agreement” shall mean a written employment agreement between the Company or any of its Subsidiaries and the Executive which is or was entered into as of or after the Closing Date (as the same may be amended, modified or supplemented in accordance with the terms thereof).
          (h) “Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor thereto.
          (i) “Disability” shall have the meaning given such term in the Closing Date Employment Agreement or, if not defined therein or if there shall be no such agreement, “disability” of the Executive shall have the meaning ascribed to such term in the long-term disability plan or policy maintained by the Company or one or more members of the Company’s controlled group of corporations (as defined in Section 1563 of the Code), as in effect from time to time.
          (j) “Good Reason” shall have the meaning given to such term in the Closing Date Employment Agreement.
          (k) “Holdings” shall mean TRW Automotive Holdings Corp., a Delaware corporation.
          (l) “NYSE” shall mean the New York Stock Exchange.
          (m) “Person” shall mean any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.
          (n) “Shares” shall mean shares of the common stock, par value $0.01 per share, of Holdings.
          (o) “Subsidiary” shall mean a subsidiary corporation, as defined in Section 424(f) of the Code.
          (p) “Termination of Employment” shall mean a separation from service from the Company and all of its controlled group members (as defined by Section 1563 of the Code).

     Section 2. Grant of Retention Award. The Company hereby grants to the Executive an Award of $                    , which is subject to the terms and conditions stated in this Agreement.
     Section 3. Vesting Requirements. Except as otherwise provided in Section 4, the Award shall vest in two installments (“Tranche A” and “Tranche B”, respectively), each of which shall be equal to 50% of the Award amount, as follows:
          (a) Tranche A shall vest on the 18-month anniversary of the Effective Date, provided the Executive remains continuously employed by the Company or one of its Subsidiaries or Affiliates through that date; and
          (b) Tranche B shall vest on the 36-month anniversary of the Effective Date (the “36-month Vesting Date”), provided:
               (i) the Executive remains continuously employed by the Company or one of its Subsidiaries or Affiliates through that date; and
               (ii) the closing price of the Shares on the NYSE on any day during the six months immediately preceding the 36-month Vesting Date is greater than $10.00 (If at any time the Shares are no longer listed or traded on the NYSE, the foregoing price shall be calculated in such manner as may be determined by the Committee in its sole but reasonable discretion from time to time).
          Subject to Section 4, once the requirements of Section 3 have been satisfied with respect to either Tranche A or Tranche B, that tranche shall become vested and shall thereafter be payable in accordance with Section 5.
     Section 4. Effects of Certain Events.
          (a) Death. In the event of the Executive’s death prior to satisfying the vesting requirements of Section 3, a pro rata portion of the Award, determined as set forth below, is immediately vested and shall be paid as soon as administratively practicable following the date of death, but in no event later than 90 days thereafter. The pro rata portion of the Award shall be an amount equal to the following:
               (i) The amount of the Award multiplied by a fraction, the numerator of which is the number of completed calendar months from the Effective Date to the date of death and the denominator of which is 36; minus
               (ii) Any payment received under Section 5(a).
Any remaining portion of the Award is immediately forfeited and shall not become payable.
          (b) Disability. In the event of the Executive’s Termination of Employment due to Disability prior to satisfying the vesting requirements of Section 3, a pro rata portion of the Award, determined as set forth below, is immediately vested and shall be paid as soon as administratively practicable following the date of Termination of Employment due to Disability, but in no event later than 90 days thereafter. The pro rata portion of the Award shall be an amount equal to the following:
               (i) The amount of the Award multiplied by a fraction, the numerator of which is the number of completed calendar months from the Effective Date to the date of Termination of Employment due to Disability and the denominator of which is 36; minus
               (ii) Any payment received under Section 5(a).
     Any remaining portion of the Award is immediately forfeited and shall not become payable.
          (c) Involuntary Termination of Employment without Cause. Subject to Section 4(e), in the event of the Executive’s involuntary Termination of Employment without Cause prior to satisfying the vesting requirements of Section 3, a pro rata portion of the Award, determined as set forth below, is immediately vested and shall be paid as soon as administratively practicable following the date of such Termination of Employment, but in no event later than 90 days thereafter. The pro rata portion of the Award shall be an amount equal to the following:
               (i) The amount of the Award multiplied by a fraction, the numerator of which is the number of months from the Effective Date to the date of Termination of Employment and the denominator of which is 36; minus
               (ii) Any payment received under Section 5(a).
     Any remaining portion of the Award is immediately forfeited and shall not become payable.
          (d) Voluntary Termination for Good Reason. Subject to Section 4(e), in the event of the Executive’s voluntary Termination of Employment for Good Reason, prior to satisfying the vesting requirements of Section 3, a pro rata portion of the Award, determined as set forth below, is immediately vested and shall be paid as soon as administratively practicable following the date of such Termination of Employment, but in no event later than 90 days thereafter. The pro rata portion of the Award shall be an amount equal to the following:
               (i) The amount of the Award multiplied by a fraction, the numerator of which is the number of months from the Effective Date to the date of Termination of Employment and the denominator of which is 36; minus
               (ii) Any payment received under Section 5(a).
     Any remaining portion of the Award is immediately forfeited and shall not become payable.
          (e) Change in Control. In the event of the Executive’s involuntary Termination of Employment without Cause or voluntary Termination of Employment for Good Reason in each case following or in connection with a Change in Control, prior to satisfying the vesting requirements of Section 3, the Award shall be immediately 100 percent vested and, to the extent not already paid under Section 5, shall be paid as soon as administratively practicable following the date of such Termination of Employment, but in no event later than 90 days thereafter.
          (f) Other Termination of Employment. In the event of the Executive’s Termination of Employment for any reason other than voluntary Termination of Employment for Good Reason, involuntary Termination of Employment without Cause, or Termination of Employment due to Disability or death prior to satisfying the vesting requirements of Section 3, the Award shall be immediately forfeited and shall not become payable.
          (g) Rules of Construction. In the event that more than one event occurs under this Section 4, the first event to occur shall be controlling and shall determine the timing and amount of the Award payable. Under no circumstances shall any provision of this Agreement be construed so as to require payment to the Executive in excess of the Award amount set forth in Section 2.
     Section 5. Payment of Award. Upon vesting pursuant to Section 3, the Company shall pay the Award in cash as follows:
          (a) Tranche A. Payment of Tranche A shall be made as soon as administratively practicable following the date upon which the vesting requirements pursuant to Section 3(a) shall have been satisfied, but in no event later than 90 days thereafter.
          (b) Tranche B. Payment of Tranche B shall be made as soon as administratively practicable following the date upon which the vesting requirements pursuant to Section 3(b) shall have been satisfied, but in no event later than 90 days thereafter.
     Section 6. Forfeiture Policy. In the event of Executive’s Termination of Employment (other than in connection with one of the events enumerated in Section 4) after the 18-month anniversary of the Effective Date but before the 36-month anniversary of the Effective Date, the Executive shall repay the amount of Tranche A to the Company as soon as administratively practicable following the date of the Executive’s Termination of Employment, but in no event later than 90 days thereafter.
     Section 7. Miscellaneous.
          (a) Binding Agreement. This Agreement is binding on and enforceable by and against the parties, their successors, legal representatives and assigns.
          (b) Entire Agreement. This Agreement constitutes the whole agreement between the parties relating to the subject matter hereof and supersedes any prior agreements or understandings related to such subject matter.
          (c) Amendment of this Agreement. This Agreement may not be amended, modified, or supplemented except by a written instrument executed by each of the parties hereto.

          (d) Restrictions on Transfer. The Award may not be sold, assigned, transferred, encumbered, hypothecated or pledged in any manner (whether by operation of law or otherwise) other than by will or applicable laws of decent and distribution.
          (e) No Right to Continued Employment. The Executive’s right, if any, to continue to serve the Company or its Subsidiaries or Affiliates as an employee or otherwise will not be enlarged or otherwise affected by this Agreement. This Agreement does not restrict the right of the Company or its Subsidiaries or Affiliates to terminate the Executive’s employment at any time.
          (f) Changes in Capitalization. In the event of any change in the outstanding Shares by reason of any stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination, subdivision or exchange of shares, or any distribution to stockholders other than a normal cash dividend, the Committee shall make an appropriate adjustment to the Share price amount in Section 3(b)(ii) as may be determined in the sole but reasonable discretion of the Committee, and such adjustments shall be final, conclusive and binding for all purposes.
          (g) Severability. If any provision of this Agreement shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (i) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (ii) not affect any other provision of this Agreement or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under this Agreement shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under this Agreement, and if the making of any payment in full or the provision of any other benefit required under this Agreement in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under this Agreement.
          (h) Waiver. Any party’s failure to insist on compliance with or enforcement of any provision of this Agreement shall not affect its validity or enforceability or constitute a waiver of future enforcement of that provision or of any other provision of this Agreement.
          (i) General Rules of Construction. The headings given to the Sections of this Agreement are solely as a convenience to facilitate reference, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein. The reference to any statute, regulation or other provision of law shall be construed to include any amendment thereto or refer to any successor thereof.
          (j) Section 409A. To the extent required by law, this Agreement and the grant of the Award hereunder are intended to comply with the requirements of Section 409A of the Code and the Treasury Regulations promulgated and other official guidance issued thereunder (collectively, “Section 409A”), and this Agreement and the Award shall be administered and interpreted in a manner that is consistent with such intention. Notwithstanding the terms of Section 4 and Section 5, to the extent that payment to the Executive is required to be delayed by six months pursuant to Section 409A, such payment shall be made no earlier than the first day of the seventh month following the Executive’s Termination of Employment.
          (k) Governing Law. This Agreement, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of New York without reference to principles of conflict of laws, and construed accordingly.
          (l) Counterpart Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall be deemed one and the same instrument.

TRW AUTOMOTIVE INC.

By:

Name:
Title:

EXECUTIVE